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                                                                 EXHIBIT 21.1

                   LIST OF SUBSIDIARIES OF TELETECH HOLDINGS, INC.


     Name of Subsidiary*                                                 Jurisdiction of Incorporation
     ------------------                                                  -----------------------------
1.   T-TEC Labs, Inc. [fka TeleTech
     (Technology Development and Integration), Inc.] . . . . . . . . .   State of Delaware

2.   TeleTech Customer Care Management (California), Inc.
     [fka TeleTech Telecommunications, Inc.] . . . . . . . . . . . . .   State of California

3.   TeleTech Customer Care Management (Colorado),
      Inc. [fka TeleTech Teleservices, Inc.] . . . . . . . . . . . . .   State of Colorado

4.   TeleTech Services Corporation . . . . . . . . . . . . . . . . . .   State of Colorado

     (a) Access 24 Limited . . . . . . . . . . . . . . . . . . . . . .   United Kingdom

     (b) TeleTech Financial Services Management, Inc.. . . . . . . . .   State of Delaware

     (c) TeleTech Facilities Management (Postal
         Customer Support), Inc. . . . . . . . . . . . . . . . . . . .   State of Delaware

     (d) TeleTech Facilities Management
         (Parcel Customer Support), Inc. . . . . . . . . . . . . . . .   State of Delaware

     (e) TeleTech Health Services Management, Inc. . . . . . . . . . .   State of Delaware

     (f) TeleTech Customer Care Management
         (West Virginia), Inc. . . . . . . . . . . . . . . . . . . . .   State of West Virginia

     (g) TeleTech Customer Care Management
          (New York), Inc. . . . . . . . . . . . . . . . . . . . . . .   State of New York

     (h) TeleTech Customer Care Management, Inc. . . . . . . . . . . .   State of Delaware

     (i) TeleTech Customer Care Management
         (Pennsylvania), Inc.. . . . . . . . . . . . . . . . . . . . .   State of Pennsylvania

     (j) TeleTech Customer Care Solutions (Japan), Inc.. . . . . . . .   State of Delaware

     (k) Maxwell Leasing Company, Inc. . . . . . . . . . . . . . . . .   State of Delaware

     (l) TeleTech Customer Care Management
         (Telecommunications), Inc.. . . . . . . . . . . . . . . . . .   State of Delaware

     (m) TeleTech Customer Care Management
         (Texas), Inc. . . . . . . . . . . . . . . . . . . . . . . . .   State of Texas

5.   TeleTech International Pty Limited. . . . . . . . . . . . . . . .   New South Wales, Australia

     (a) TeleTech Limited. . . . . . . . . . . . . . . . . . . . . . .   New Zealand

     (b) High Performance Healthcare Limited . . . . . . . . . . . . .   Queensland, Australia

6.   TeleTech (UK) Limited . . . . . . . . . . . . . . . . . . . . . .   United Kingdom


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* Each of the subsidiaries conducts business under its legal corporate name listed above.